UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2015

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	001-08106	65-0829355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.03	Material Modification to Rights of Security Holders.
Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 10, 2015, MasTec, Inc., a Florida corporation (the “Company”), completed its previously announced solicitation of consents (the “Consent Solicitation”) from holders (“Holders”) of the Company’s outstanding 4.875% Senior Notes due 2023 (the “Notes”). Holders of in excess of a majority in outstanding principal amount of the Notes consented to the amendments and waivers sought by the Company in the Consent Solicitation (collectively, the “Amendments”). To effect the Amendments, on April 10, 2015 the Company, U.S. Bank National Association, as trustee (the “Trustee”), and certain of the Company’s subsidiaries that guarantee the Notes (the “Guarantors”) entered into a supplemental indenture (the “Supplemental Indenture”) to the indenture, dated as of June 5, 2009, under which the Notes were issued (as amended, supplemented or otherwise modified, the “Indenture”).

The Amendments provide that the dates for the filing and delivery to the Trustee of any applicable reports and other information required to be filed by the Company under the Securities Exchange Act of 1934, as amended (“SEC Required Information”), have been extended to August 1, 2015 (the “Initial Reporting Extension Date”). Pursuant to the Consent Solicitation, the Company offered and is paying to Holders that consented to the Amendments a cash payment of $2.50 for each $1,000 in principal amount of Notes with respect to which consents were delivered. The Amendments further provide the Company with the option, exercisable in its sole discretion, to extend the date by which it must file and deliver to the Trustee any SEC Required Information to November 1, 2015 (the “Second Reporting Extension Date” and, together with the Initial Reporting Extension Date, the “Reporting Extension Dates”). If the Company elects to effect this further extension, it must, on or prior to August 1, 2015, pay the Holders that consented to the Amendments an additional $2.50 for each $1,000 in principal amount of Notes with respect to which they delivered consents.

Additionally, pursuant to the Amendments, (i) the delivery of any officers’ certificates detailing any defaults or non-compliance relating to the delayed filing and delivery of any applicable SEC Required Information is not required through the applicable Reporting Extension Date, (ii) the Holders released and waived any default, breach or non-compliance by the Company, the Guarantors and their respective subsidiaries arising from the failure to timely file or deliver any applicable SEC Required Information and to timely deliver any officers’ certificates otherwise required under the Indenture detailing any defaults or non-compliance relating to the delayed filing and delivery of any applicable SEC Required Information to the Trustee prior to the applicable Reporting Extension Date and (iii) the Company may notify the Holders of the effectiveness of any amendments to the Indenture, including those made by the Supplemental Indenture giving effect to the Amendments, by press release rather than direct mail.

The foregoing description of the Supplemental Indenture and the Amendments effected thereby is only a summary and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 13, 2015, the Company issued a press release announcing the results of the Consent Solicitation. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Thirteenth Supplemental Indenture, dated as of April 10, 2015, by and among MasTec, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release, dated April 13, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: April 13, 2015	By:	/s/ Alberto de Cardenas
		Name:	Alberto de Cardenas
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Thirteenth Supplemental Indenture, dated as of April 10, 2015, by and among MasTec, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee.

99.1	Press Release, dated April 13, 2015